Exhibit 99.1

PRESS RELEASE
FROM:

NYSE: CIM

Chimera Investment Corporation
1211 Avenue of the Americas
Suite 2902
New York, New York 10036

FOR FURTHER INFORMATION

Investor Relations
1 (866) 315-9930
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION ANNOUNCES FEE CHANGE TO ENHANCE
SHAREHOLDER RETURNS

New York, New York, October 20, 2008 (BUSINESS WIRE) – Chimera Investment Corporation (“Chimera” or the “Company”) today announced an amendment to the Company’s management agreement with its external manager, Fixed Income Discount Advisory Company (“FIDAC”). The Company and FIDAC amended the management agreement to provide that the incentive fee be eliminated in its entirety and that FIDAC receive only the base management fee of 1.50% per annum of the Company’s stockholders’ equity. The change is the subject of a free writing prospectus that is being filed today that modifies the preliminary prospectus dated October 14, 2008, relating to the Company’s proposed offer and sale of shares of its common stock.

“It is clear that the events of the past 18 months have brought about a sea change in the economic, investing and policy environment, not just for Chimera but for all financial market participants,” said Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly Capital Management, Inc., the parent of FIDAC. “We strive above all else to put the investor first and to be transparent in all of our management activities, and to reflect that philosophy and in recognition of the new market environment, FIDAC has made the unilateral decision to adjust the management fee with Chimera. It is our goal to deliver more of the Company’s future returns to its shareholders.”

Chimera is a specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company's principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), is externally managed by FIDAC, which is wholly-owned by Annaly Capital Management, Inc.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our absence of an operating history, our use of leverage, changes in the yield curve, the availability of mortgage loans, mortgage-backed securities and other real estate assets for purchase, changes in the market value of our assets, our ability to obtain financing and the terms of financing, general volatility of the securities markets in which we invest, interest rate mismatches between our assets and our borrowings used to fund such purchases, changes in interest rates and mortgage prepayment rates, effects of interest rate caps on our adjustable-rate mortgage-backed securities, rates of default or decreased recovery rates on our investments, prepayments of mortgage assets and the mortgage and other loans underlying our mortgage-backed or other asset-backed securities, the degree to which our hedging strategies may or may not protect us from interest rate volatility, changes in governmental regulations, tax law and rates and similar matters, market trends in our industry, interest rates, the debt securities markets or the general economy, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.